UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 17, 2020

INTERFACE INC
__________________

(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1280 West Peachtree Street NW	Atlanta	Georgia	30309
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)
Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 Par Value Per Share	TILE	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITE AGREEMENT

Note Offering

On November 17, 2020, Interface, Inc. (the “Company”) completed a private offering (the “Offering”) of $300 million aggregate principal amount of the Company’s 5.50% Senior Notes due 2028 (the “Notes”) pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Notes are guaranteed, jointly and severally, by each of the Company’s material domestic subsidiaries (the “Guarantors”), all of which also currently guarantee the obligations of the Company under its existing credit facility. BofA Securities, Inc., Truist Securities, Inc., J.P. Morgan Securities LLC, PNC Capital Markets LLC, Regions Securities LLC, TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Barclays Capital Inc. served as the initial purchasers of the Notes (the “Initial Purchasers”) with respect to the offer and sale by the Company of the Notes. The Company used the net proceeds from the Offering to repay approximately $269.7 million of outstanding term loan borrowings and approximately $21.0 million of outstanding revolving credit indebtedness under its existing credit facility, as further described below, and intends to use the remainder of the net proceeds to pay approximately $2.7 million of outstanding revolving credit indebtedness under its existing credit facility, as well as to pay fees and expenses in connection with the Offering and for general corporate purposes.

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of November 17, 2020, among the Company, as issuer, the Guarantors, as guarantors, and Regions Bank, as trustee (the “Trustee”). The Indenture contains covenants that, among other things, limit the ability of the Company and its subsidiaries to: (i) incur additional indebtedness; (ii) declare or pay dividends, redeem stock or make other distributions to shareholders; (iii) make investments; (iv) create liens on their assets or use their assets as security in other transactions; (v) enter into mergers, consolidations or sales, transfers, leases or other dispositions of all or substantially all of the Company’s assets; (vi) enter into certain transactions with affiliates; and (vii) sell or transfer certain assets.

Interest on the Notes will be payable semi-annually on June 1 and December 1 of each year, beginning on June 1, 2021. On or after December 1, 2023, the Company may redeem the Notes, in whole or in part, at any time at the redemption prices listed below, plus accrued and unpaid interest, if any, to (but excluding) the redemption date, if redeemed during the 12-month period commencing on December 1 of the years set forth below:

Period	Redemption Price
2023 ...........................................................................................	102.750%
2024 ...........................................................................................	101.375%
2025 and thereafter ....................................................................	100.000%

In addition, the Company may redeem up to 35% of the aggregate principal amount of the Notes before December 1, 2023 with the proceeds of certain equity offerings at a redemption price of 105.50%, plus accrued and unpaid interest, if any, to (but excluding) the redemption date. The Company may also redeem all or a part of the Notes before December 1, 2023 at a price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to (but excluding) the redemption date, plus a make-whole premium. If the Company experiences a Change of Control (as defined in the Indenture), the Company will be required to offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest to (but excluding) the date of repurchase.

The Initial Purchasers and their affiliates have performed or may perform in the future various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates, for which they have received or will receive customary compensation. In particular, affiliates of the Initial Purchasers are party (including as lenders) to the Company’s existing credit facility. In addition, Regions Securities LLC, one of the Initial Purchasers, is an affiliate of the Trustee.

The Indenture and the form of the Notes are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein. The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by the full text of such documents.

Third Amendment to Credit Facility

As previously reported in its Current Report on Form 8-K filed on August 8, 2018, the Second Amended and Restated Syndicated Facility Agreement among the Company, certain of its wholly-owned foreign subsidiaries as co-borrowers, its material domestic subsidiaries as guarantors, Bank of America, N.A. as Administrative Agent and lender, and the other lenders party thereto became effective on August 7, 2018. As previously reported in (i) its Current Report on Form 8-K filed on December 23, 2019, the Company and the other parties to the facility agreement entered into the First Amendment to such facility agreement on December 18, 2019 (the “First Amendment”), and (ii) its Current Report on Form 8-K filed on July 15, 2020, the Company and the other parties to the facility agreement entered into the Second Amendment to such facility agreement on July 15, 2020 (the “Second Amendment”; as so amended by the First Amendment and the Second Amendment, the “Existing Facility Agreement”).

On November 17, 2020, the Company entered into a Third Amendment (the “Third Amendment”) to the Existing Facility Agreement, with certain other parties to the Existing Facility Agreement (as so amended, the “Credit Facility”). The Third Amendment provides for, among other changes, the following amendments to the Existing Facility Agreement:

•amending the stated maturity of the Credit Facility to extend such date to five years after the effective date of the Third Amendment;

•amending various interest rate provisions to replace the current 0.75% interest rate floor in respect of certain loans under the Credit Facility with an interest rate floor of 0.00%;

•amending the financial covenants to replace the Consolidated Net Leverage Ratio covenant with a Consolidated Secured Net Leverage Ratio covenant of 3.00 to 1.00;

•amending certain negative covenants and related definitions to make such covenants less restrictive by removing the Relief Period related limitations previously imposed pursuant to the Second Amendment;

•amending the incremental facilities provisions to remove the Relief Period related limitation on the amount of such incremental facilities previously imposed pursuant to the Second Amendment;

•amending certain provisions of the Credit Facility to permit the issuance of the Notes, which are being issued on the effective date of the Third Amendment, and the related incurrence of indebtedness by the Company in respect of such Notes and the guarantee by certain domestic subsidiaries of such Notes;

•amending the lender allocations in respect of the outstanding term loans and the revolving credit facility under the Credit Facility, and the amortization provisions in respect of certain term loans, to reflect on the Third Amendment effective date (i) the required repayment of the Term Loan A-1-Y and Term Loan A-2-Y from the proceeds of the Notes, (ii) the voluntary prepayment of $40,000,000 in principal amount of the outstanding Term Loan A-1-X and the voluntary prepayment (without commitment reduction) of $21,000,000 in principal amount of revolving loans under the Credit Facility, in each case, from the proceeds of the Notes, and (iii) changes to the lenders under the Credit Facility; and

•amending certain provisions in the Amended Facility Agreement dealing with interest rate replacement provisions in the case where any interest rate benchmark applicable to the loans and commitment fees in the future ceases to be available.

The foregoing description of the Third Amendment set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is filed as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET AGREEMENT OF A REGISTRANT

Note Offering

On November 17, 2020, the Company completed a private offering of the Notes. A description of the Notes is included above in Item 1.01, which disclosure is incorporated by reference in response to this Item 2.03.

Third Amendment to Credit Facility

On November 17, 2020, the Company entered into the Third Amendment. A description of the Third Amendment is included above in Item 1.01, which disclosure is incorporated by reference in response to this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture governing the Company’s 5.50% Senior Notes Due 2028, dated as of November 17, 2020
4.2	Form of 5.50% Senior Note Due 2028 (included in Exhibit 4.1)
10.1	Third Amendment to Second Amended and Restated Syndicated Facility Agreement, dated as of November 17, 2020
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ David B. Foshee
David B. Foshee
Vice President
Date: November 17, 2020